                                                                    Exhibit 12.2


                                   NUCO2 INC.
                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                    (AMOUNTS IN THOUSANDS, EXCEPT FOR RATIOS)

                                                                                                               Fiscal Year
                                                                                         Three Months Ended       Ended
                                                                                            September 30,        June 30,
                                                                                       ----------------------- -----------
                                                                                          2004        2003           2004
                                                                                             (Unaudited)
Earnings Available (Deficiency of Earnings)
     To Cover Fixed Charges:
       Net Income (Loss) Before Income Taxes                                           $ 1,908    $ (1,419)      $  2,322

Add:
     Fixed Charges
       Interest Expense                                                                  2,040       1,897          7,947
       Amortization of Borrowing Expenses                                     (1)          158       2,189          2,843
       Imputed Interest Expense of Operating Leases                                        353         347          1,343
                                                                                       -------     -------       --------
     Subtotal - Fixed Charges                                                            2,551       4,433         12,133
                                                                                       -------     -------       --------

Total Earnings Available (Deficiency of Earnings) to Cover Fixed Charges               $ 4,459     $ 3,014       $ 14,455
                                                                                       =======     =======       ========
Fixed Charges                                                                          $ 2,551     $ 4,433       $ 12,133
                                                                                       =======     =======       ========
Surplus (Deficit) of Earnings to Fixed Charges                                         $ 1,908     $(1,419)      $  2,322
                                                                                       =======     =======       ========

Ratio of Earnings to Fixed Charges                                                         1.7          na            1.2

                                                                                           Fiscal Year Ended June 30,
                                                                              --------------------------------------------------
                                                                                  2003         2002         2001          2000
Earnings Available (Deficiency of Earnings)
     To Cover Fixed Charges:
       Net Income (Loss) Before Income Taxes                                    $(4,939)    $ (10,971)    $ (15,485)   $ (9,383)

Add:
     Fixed Charges
       Interest Expense                                                           7,487         8,402       10,207       10,015
       Amortization of Borrowing Expenses                                         1,693         2,154        1,495          996
       Imputed Interest Expense of Operating Leases                               1,340         1,283        1,214        1,168
                                                                               --------      --------     --------     --------
     Subtotal - Fixed Charges                                                    10,521        11,839       12,916       12,179
                                                                               --------      --------     --------     --------

Total Earnings Available (Deficiency of Earnings) to Cover Fixed Charges       $  5,582         $ 868     $ (2,569)    $ 2,796
                                                                               ========      ========     ========     ========
Fixed Charges                                                                  $ 10,521      $ 11,839     $ 12,916     $ 12,179
                                                                               ========      ========     ========     ========
Surplus (Deficit) of Earnings to Fixed Charges                                 $ (4,939)     $(10,971)    $(15,485)    $ (9,383)
                                                                               ========      ========     ========     ========

Ratio of Earnings to Fixed Charges                                                   na            na           na           na


(1) Includes the writeoff of fees and related costs associated with the early termination of debt in the fiscal year ended June 30, 2004 and 2002.